Exhibit 99.1

FOR IMMEDIATE RELEASE
January 15, 2025

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 4TH QUARTER AND YEAR 2024

Earnings Summary

Earnings Summary
(in thousands except per share data)	4Q 2024	3Q 2024	4Q 2023	Year 2024	Year 2023
Net income	$22,493	$22,142	$18,659	$82,813	$78,004
Earnings per share	$1.25	$1.23	$1.04	$4.61	$4.36
Earnings per share - diluted	$1.25	$1.23	$1.04	$4.61	$4.36

Return on average assets	1.47%	1.50%	1.30%	1.41%	1.40%
Return on average equity	11.77%	11.77%	10.98%	11.31%	11.75%
Efficiency ratio	51.60%	51.75%	55.74%	52.57%	54.29%
Tangible common equity	11.30%	11.79%	11.16%

Dividends declared per share	$0.47	$0.47	$0.46	$1.86	$1.80
Book value per share	$41.95	$42.14	$39.01

Weighted average shares	17,971	17,962	17,901	17,950	17,887
Weighted average shares - diluted	18,009	17,991	17,926	17,977	17,900

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the fourth quarter 2024 of $22.5 million, or $1.25 per basic share, compared to $22.1 million, or $1.23 per basic share, earned during the third quarter 2024 and $18.7 million, or $1.04 per basic share, earned during the fourth quarter 2023.  Total revenue for the quarter was $2.9 million above prior quarter and $9.0 million above prior year same quarter.  Net interest revenue for the quarter increased $2.3 million compared to prior quarter and $6.6 million compared to prior year same quarter, and noninterest income increased $0.6 million compared to prior quarter and $2.4 million compared to prior year same quarter.  Our provision for credit losses for the quarter decreased $0.1 million from prior quarter but increased $0.8 million from prior year same quarter.  Noninterest expense increased $1.3 million compared to prior quarter and $2.1 million compared to prior year same quarter.  Net income for the year ended December 31, 2024 was $82.8 million, or $4.61 per basic share, compared to $78.0 million, or $4.36 per basic share, for the year ended December 31, 2023.

4th Quarter 2024 Highlights

❖
Net interest income for the quarter of $49.5 million was $2.3 million, or 4.9%, above prior quarter and $6.6 million, or 15.2%, above prior year same quarter, as our net interest margin increased 4 basis points from prior quarter and 24 basis points from prior year same quarter.

❖	Provision for credit losses at $2.6 million for the quarter decreased $0.1 million from prior quarter but increased $0.8 million from prior year same quarter.

❖	Noninterest income for the quarter ended December 31, 2024 of $16.2 million was $0.6 million, or 3.8%, above prior quarter and $2.4 million, or 17.7%, above prior year same quarter.

❖	Noninterest expense for the quarter ended December 31, 2024 of $33.8 million was $1.3 million, or 3.9%, above prior quarter and $2.1 million, or 6.8%, above prior year same quarter.

❖	Our loan portfolio at $4.5 billion increased $136.2 million, an annualized 12.5%, from September 30, 2024 and $435.7 million, or 10.8%, from December 31, 2023.

❖
We had net loan charge-offs of $1.0 million, or an annualized 0.09% of average loans, for the fourth quarter 2024 compared to $1.5 million, or an annualized 0.14% of average loans, for the third quarter 2024 and $1.0 million, or 0.10% of average loans annualized, for the fourth quarter 2023.

❖
Our total nonperforming loans increased to $26.7 million at December 31, 2024 from $25.1 million at September 30, 2024 and $14.0 million at December 31, 2023.  Nonperforming assets at $30.3 million increased $3.9 million from September 30, 2024 and $14.7 million from December 31, 2023.

❖	Deposits, including repurchase agreements, at $5.3 billion increased $238.8 million, or an annualized 18.7%, from September 30, 2024 and $360.5 million, or 7.3%, from December 31, 2023.

❖
Shareholders’ equity at $757.6 million decreased $3.2 million, or an annualized 1.7%, during the quarter but increased $55.4 million, or 7.9%, from December 31, 2023.  Shareholders’ equity was negatively impacted during the quarter by the increase in unrealized losses on securities driven by higher long-term interest rates.

Net Interest Income

				Percent Change
				4Q 2024 Compared to:
($ in thousands)	4Q 2024	3Q 2024	4Q 2023	3Q 2024	4Q 2023	Year 2024	Year 2023	Percent Change
Components of net interest income:
Income on earning assets	$81,979	$79,814	$73,329	2.7%	11.8%	313,443	$268,650	16.7%
Expense on interest bearing liabilities	32,452	32,615	30,354	(0.5%)	6.9%	127,448	95,540	33.4%
Net interest income	49,527	47,199	42,975	4.9%	15.2%	185,995	173,110	7.4%
TEQ	273	280	297	(2.6%)	(8.0%)	1,139	1,191	(4.3%)
Net interest income, tax equivalent	$49,800	$47,479	$43,272	4.9%	15.1%	187,134	$174,301	7.4%

Average yield and rates paid:
Earning assets yield	5.66%	5.72%	5.43%	(1.0%)	4.2%	5.65%	5.15%	9.8%
Rate paid on interest bearing liabilities	3.18%	3.36%	3.27%	(5.4%)	(2.6%)	3.30%	2.72%	21.2%
Gross interest margin	2.48%	2.36%	2.16%	5.2%	15.1%	2.35%	2.43%	(3.1%)
Net interest margin	3.43%	3.39%	3.19%	1.1%	7.5%	3.36%	3.32%	1.1%

Average balances:
Investment securities	$1,075,698	$1,091,258	$1,144,078	(1.4%)	(6.0%)	1,102,434	$1,200,965	(8.2%)
Loans	$4,399,291	$4,300,652	4,022,547	2.3%	9.4%	4,247,762	3,888,585	9.2%
Earning assets	$5,779,438	$5,570,160	5,377,827	3.8%	7.5%	5,569,948	5,244,128	6.2%
Interest-bearing liabilities	$4,059,061	$3,859,978	3,687,660	5.2%	10.1%	3,867,733	3,514,142	10.1%

Net interest income for the quarter of $49.5 million was $2.3 million, or 4.9%, above prior quarter and $6.6 million, or 15.2%, above prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.43% increased 4 basis points from prior quarter and 24 basis points from prior year same quarter.  Our quarterly average earning assets increased $209.3 million from prior quarter and $401.6 million from prior year same quarter.  Our yield on average earning assets decreased 6 basis points from prior quarter but increased 23 basis points from prior year same quarter, while our cost of funds decreased 18 basis points from prior quarter and 9 basis points from prior year same quarter.  Net interest income for the year ended December 31, 2024 was $186.0 million compared to $173.1 million for the year ended December 31, 2023.

Our ratio of average loans to deposits, including repurchase agreements, was 84.4% for the quarter ended December 31, 2024 compared to 85.8% for the quarter ended September 30, 2024 and 81.8% for the quarter ended December 31, 2023.

Noninterest Income

				Percent Change
				4Q 2024 Compared to:
($ in thousands)	4Q 2024	3Q 2024	4Q 2023	3Q 2024	4Q 2023	Year 2024	Year 2023	Percent Change
Deposit related fees	$7,619	$7,886	$7,312	(3.4%)	4.2%	29,824	$29,935	(0.4%)
Trust revenue	3,961	3,707	3,318	6.9	19.4%	14,921	13,025	14.6%
Gains on sales of loans	50	80	54	(37.6)	(8.0%)	294	395	(25.6%)
Loan related fees	1,472	813	467	81.2%	215.5%	4,957	3,792	30.7%
Bank owned life insurance revenue	915	1,214	816	(24.6%)	12.1%	5,236	3,517	48.9%
Brokerage revenue	536	563	285	(4.8%)	88.2%	2,272	1,473	54.3%
Other	1,607	1,300	1,473	23.6%	9.1%	5,061	5,522	(8.3%)
Total noninterest income	$16,160	$15,563	$13,725	3.8%	17.7%	62,565	$57,659	8.5%

Noninterest income for the quarter ended December 31, 2024 of $16.2 million was $0.6 million, or 3.8%, above prior quarter and $2.4 million, or 17.7%, above prior year same quarter.  Quarter over quarter increases in loan related fees ($0.7 million), trust revenue ($0.3 million), and securities gains ($0.3 million) were offset by decreases in deposit related fees ($0.3 million) and bank owned life insurance revenue ($0.3 million).  Year over year increases included loan related fees ($1.0 million), trust fees ($0.6 million), deposit related fees ($0.3 million), securities gains ($0.3 million), and brokerage revenue ($0.2 million).  The increase in loan related fees for the quarter resulted primarily from the fluctuation in the fair market value of our mortgage servicing rights.  The increase in securities gains for the quarter was primarily the result of the valuation of our Visa Class B stock.  Noninterest income for the year 2024 was $62.6 million compared to $57.7 million for the year 2023.

Noninterest Expense

				Percent Change
				4Q 2024 Compared to:
($ in thousands)	4Q 2024	3Q 2024	4Q 2023	3Q 2024	4Q 2023	Year 2024	Year 2023	Percent Change
Salaries	$13,310	$13,374	$13,163	(0.5%)	1.1%	$52,757	$51,283	2.9%
Employee benefits	6,883	6,147	5,282	12.0%	30.3%	26,670	22,428	18.9%
Net occupancy and equipment	3,015	3,072	3,045	(1.9%)	(1.0%)	12,204	11,843	3.1%
Data processing	3,181	2,804	2,630	13.4%	20.9%	11,172	9,726	14.9%
Legal and professional fees	1,039	1,024	900	1.4%	15.4%	3,873	3,350	15.6%
Advertising and marketing	821	876	923	(6.3%)	(11.0%)	3,130	3,214	(2.6%)
Taxes other than property and payroll	436	438	421	(0.5%)	3.5%	1,754	1,706	2.8%
Other	5,084	4,777	5,264	6.4%	(3.4%)	19,363	21,840	(11.3%)
Total noninterest expense	$33,769	$32,512	$31,628	3.9%	6.8%	$130,923	$125,390	4.4%

Noninterest expense for the quarter ended December 31, 2024 of $33.8 million was $1.3 million, or 3.9%, above prior quarter and $2.1 million, or 6.8%, above prior year same quarter.  The quarter over quarter increase primarily resulted from increases in personnel expense ($0.7 million) and data processing expense ($0.4 million).  The year over year increase was primarily due to increases in personnel expense ($1.7 million, which included a $1.1 million increase in bonuses and incentives and a $0.5 million increase in the cost of group medical and life insurance benefits) and data processing ($0.6 million).  Other noninterest expense was positively impacted year over year by the accounting method change related to investments in tax credit structures (ASU No. 2023-02).  Noninterest expense for the year 2024 was $130.9 million compared to $125.4 million for the year 2023.

Balance Sheet Review

Total Loans

				Percent Change
				4Q 2024 Compared to:
($ in thousands)	4Q 2024	3Q 2024	4Q 2023	3Q 2024	4Q 2023
Commercial nonresidential real estate	$865,031	$834,985	$778,637	3.6%	11.1%
Commercial residential real estate	508,310	485,004	417,943	4.8%	21.6%
Hotel/motel	458,832	453,465	395,765	1.2%	15.9%
Other commercial	440,506	440,636	391,390	(0.0%)	12.5%
Total commercial	2,272,679	2,214,090	1,983,735	2.6%	14.6%

Residential mortgage	1,043,401	1,003,123	937,524	4.0%	11.3%
Home equity loans/lines	167,425	163,013	147,036	2.7%	13.9%
Total residential	1,210,826	1,166,136	1,084,560	3.8%	11.6%

Consumer indirect	850,289	816,187	823,505	4.2%	3.3%
Consumer direct	152,843	154,061	159,106	(0.8%)	(3.9%)
Total consumer	1,003,132	970,248	982,611	3.4%	2.1%

Total loans	$4,486,637	$4,350,474	$4,050,906	3.1%	10.8%

Total Deposits and Repurchase Agreements

				Percent Change
				4Q 2024 Compared to:
($ in thousands)	4Q 2024	3Q 2024	4Q 2023	3Q 2024	4Q 2023
Noninterest bearing deposits	$1,242,676	$1,204,515	$1,260,690	3.2%	(1.4%)
Interest bearing deposits
Interest checking	167,736	156,249	123,927	7.4%	35.4%
Money market savings	1,781,415	1,658,758	1,525,537	7.4%	16.8%
Savings accounts	511,378	501,933	535,063	1.9%	(4.4%)
Time deposits	1,366,984	1,316,807	1,279,405	3.8%	6.8%
Repurchase agreements	240,166	233,324	225,245	2.9%	6.6%
Total interest bearing deposits and repurchase agreements	4,067,679	3,867,071	3,689,177	5.2%	10.3%
Total deposits and repurchase agreements	$5,310,355	$5,071,586	$4,949,867	4.7%	7.3%

CTBI’s total assets at $6.2 billion as of December 31, 2024 increased $230.3 million, or 15.4% annualized, from September 30, 2024 and $423.5 million, or 7.3%, from December 31, 2023.  Loans outstanding at $4.5 billion increased $136.2 million, an annualized 12.5%, from September 30, 2024 and $435.7 million, or 10.8%, from December 31, 2023.  The increase in loans from prior quarter included a $58.6 million increase in the commercial loan portfolio, a $44.7 million increase in the residential loan portfolio, and a $34.1 million increase in the indirect consumer loan portfolio, partially offset by a $1.2 million decrease in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $41.8 million, or an annualized 15.1%, from September 30, 2024 and $107.4 million, or 9.2%, from December 31, 2023.  The decrease in our investment portfolio quarter over quarter was primarily attributable to an increase in our unrealized losses in the amount of $23.7 million, while our unrealized losses decreased year over year by $6.6 million.  Deposits in other banks increased $141.5 million from prior quarter and $83.9 million from December 31, 2023.  Deposits, including repurchase agreements, at $5.3 billion increased $238.8 million, or an annualized 18.7%, from September 30, 2024 and $360.5 million, or 7.3%, from December 31, 2023.  CTBI is not dependent on any one customer or group of customers for their source of deposits.  As of December 31, 2024, no one customer accounted for more than 4% of our $5.1 billion in deposits.  Only three customer relationships accounted for more than 1% each.

Shareholders’ equity at $757.6 million decreased $3.2 million, or an annualized 1.7%, during the quarter but increased $55.4 million, or 7.9%, from December 31, 2023.  Net unrealized losses on securities, net of deferred taxes, were $98.4 million at December 31, 2024, compared to $80.6 million at September 30, 2024 and $103.3 million at December 31, 2023.  CTBI’s annualized dividend yield to shareholders as of December 31, 2024 was 3.55%.

Asset Quality

Our total nonperforming loans increased to $26.7 million at December 31, 2024 from $25.1 million at September 30, 2024 and $14.0 million at December 31, 2023.  Accruing loans 90+ days past due at $10.3 million decreased $8.8 million from prior quarter but increased $0.4 million from December 31, 2023.  Nonaccrual loans at $16.4 million increased $10.4 million from prior quarter and $12.3 million from December 31, 2023.  The increase in nonaccrual loans included an $8.0 million credit that is 80% USDA guaranteed.  Accruing loans 30-89 days past due at $16.8 million decreased $3.7 million from prior quarter but increased $1.5 million from December 31, 2023.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

We had net loan charge-offs of $1.0 million, or an annualized 0.09% of average loans, for the fourth quarter 2024 compared to $1.5 million, or an annualized 0.14% of average loans, for the third quarter 2024 and $1.0 million, or 0.10% of average loans annualized, for the fourth quarter 2023.  Of the net charge-offs for the quarter, $0.5 million were in indirect consumer loans, $0.2 million were in commercial loans, $0.2 million were in direct consumer loans, and $0.1 million were in residential loans.  Net loan charge-offs for the year 2024 were in line with management’s expectations at $5.5 million, or 0.13% of average loans, compared to $3.2 million, or 0.08% of average loans for the year 2023.

Allowance for Credit Losses

Our provision for credit losses at $2.6 million for the quarter decreased $0.1 million from prior quarter but increased $0.8 million from prior year same quarter.  Of the provision for the quarter, $1.6 million was allotted to fund loan growth.  Provision for credit losses for the year 2024 increased $4.1 million from the year 2023.  Our reserve coverage (allowance for credit losses to nonperforming loans) at December 31, 2024 was 206.0% compared to 212.7% at September 30, 2024 and 354.7% at December 31, 2023.  Our credit loss reserve as a percentage of total loans outstanding at December 31, 2024 remained at 1.23% from September 30, 2024 compared to 1.22% at December 31, 2023.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of epidemics, pandemics, or other infectious disease outbreaks; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $6.2 billion, is headquartered in Pikeville, Kentucky and has 72 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2024
(in thousands except per share data and # of employees)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest income	$81,979	$79,814	$73,329	$313,443	$268,650
Interest expense	32,452	32,615	30,354	127,448	95,540
Net interest income	49,527	47,199	42,975	185,995	173,110
Loan loss provision	2,587	2,736	1,815	10,951	6,811

Gains on sales of loans	50	80	54	294	395
Deposit related fees	7,619	7,886	7,312	29,824	29,935
Trust revenue	3,961	3,707	3,318	14,921	13,025
Loan related fees	1,472	813	467	4,957	3,792
Securities gains (losses)	521	213	258	631	996
Other noninterest income	2,537	2,864	2,316	11,938	9,516
Total noninterest income	16,160	15,563	13,725	62,565	57,659

Personnel expense	20,193	19,521	18,445	79,427	73,711
Occupancy and equipment	3,015	3,072	3,045	12,204	11,843
Data processing expense	3,181	2,804	2,630	11,172	9,726
FDIC insurance premiums	670	629	655	2,586	2,483
Other noninterest expense	6,710	6,486	6,853	25,534	27,627
Total noninterest expense	33,769	32,512	31,628	130,923	125,390

Net income before taxes	29,331	27,514	23,257	106,686	98,568
Income taxes	6,838	5,372	4,598	23,873	20,564
Net income	$22,493	$22,142	$18,659	$82,813	$78,004

Memo: TEQ interest income	$82,252	$80,094	$73,626	$314,582	$269,841

Average shares outstanding	17,971	17,962	17,901	17,950	17,887
Diluted average shares outstanding	18,009	17,991	17,926	17,977	17,900
Basic earnings per share	$1.25	$1.23	$1.04	$4.61	$4.36
Diluted earnings per share	$1.25	$1.23	$1.04	$4.61	$4.36
Dividends per share	$0.47	$0.47	$0.46	$1.86	$1.80

Average balances:
Loans	$4,399,291	$4,300,652	$4,022,547	$4,247,762	$3,888,585
Earning assets	5,779,438	5,570,160	5,377,827	5,569,948	5,244,128
Total assets	6,100,136	5,891,157	5,713,977	5,893,995	5,572,141
Deposits, including repurchase agreements	5,215,204	5,014,506	4,916,208	5,036,906	4,771,106
Interest bearing liabilities	4,059,061	3,859,978	3,687,660	3,867,733	3,514,142
Shareholders' equity	760,223	748,098	674,349	732,119	663,664

Performance ratios:
Return on average assets	1.47%	1.50%	1.30%	1.41%	1.40%
Return on average equity	11.77%	11.77%	10.98%	11.31%	11.75%
Yield on average earning assets (tax equivalent)	5.66%	5.72%	5.43%	5.65%	5.15%
Cost of interest bearing funds (tax equivalent)	3.18%	3.36%	3.27%	3.30%	2.72%
Net interest margin (tax equivalent)	3.43%	3.39%	3.19%	3.36%	3.32%
Efficiency ratio (tax equivalent)	51.60%	51.75%	55.74%	52.57%	54.29%

Loan charge-offs	$2,264	$2,736	$2,529	$10,503	$8,259
Recoveries	(1,285)	(1,212)	(1,538)	(4,977)	(5,010)
Net charge-offs	$979	$1,524	$991	$5,526	$3,249

Market Price:
High	$61.66	$52.22	$45.74	$61.66	$47.35
Low	$46.55	$41.50	$33.91	$38.44	$32.68
Close	$53.03	$49.66	$43.86	$53.03	$43.86

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2024
(in thousands except per share data and # of employees)

	As of	As of	As of
	December 31, 2024	September 30, 2024	December 31, 2023
Assets:
Loans	$4,486,637	$4,350,474	$4,050,906
Loan loss reserve	(54,968)	(53,360)	(49,543)
Net loans	4,431,669	4,297,114	4,001,363
Loans held for sale	184	115	152
Securities AFS	1,055,728	1,098,076	1,163,724
Equity securities at fair value	3,781	3,266	3,158
Other equity investments	9,949	10,060	9,599
Other earning assets	298,580	157,092	214,664
Cash and due from banks	73,021	85,944	58,833
Premises and equipment	49,630	47,519	45,311
Right of use asset	14,385	14,718	15,703
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	190,828	183,574	191,699
Total Assets	$6,193,245	$5,962,968	$5,769,696

Liabilities and Equity:
Interest bearing checking	$167,736	$156,249	$123,927
Savings deposits	2,292,793	2,160,691	2,060,600
CD's >=$100,000	795,619	753,253	704,222
Other time deposits	571,365	563,554	575,183
Total interest bearing deposits	3,827,513	3,633,747	3,463,932
Noninterest bearing deposits	1,242,676	1,204,515	1,260,690
Total deposits	5,070,189	4,838,262	4,724,622
Repurchase agreements	240,166	233,324	225,245
Other interest bearing liabilities	64,830	64,893	65,075
Lease liability	15,190	15,530	16,393
Other noninterest bearing liabilities	45,286	50,197	36,153
Total liabilities	5,435,661	5,202,206	5,067,488
Shareholders' equity	757,584	760,762	702,208
Total Liabilities and Equity	$6,193,245	$5,962,968	$5,769,696

Ending shares outstanding	18,058	18,052	18,000

30 - 89 days past due loans	$16,833	$20,578	$15,343
90 days past due loans	10,317	19,111	9,920
Nonaccrual loans	16,369	5,980	4,048
Foreclosed properties	3,647	1,344	1,616

Community bank leverage ratio	13.76%	13.99%	13.69%
Tangible equity to tangible assets ratio	11.30%	11.79%	11.16%
FTE employees	934	943	967